                                                                  EXHIBIT MM

                                                              Page 1 of 72 Pages


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                               (Amendment No. 2)

                            LIVE ENTERTAINMENT INC.
--------------------------------------------------------------------------------
                               (Name of Issuer)

                    Common Stock, Par Value $.01 Per Share
--------------------------------------------------------------------------------
                        (Title of Class of Securities)

                                  538032 10 3
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                                (CUSIP Number)

                             Gideon Cashman, Esq.
                        PRYOR, CASHMAN, SHERMAN & FLYNN
                                410 Park Avenue
                    New York, New York 10022 (212) 421-4100
--------------------------------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                      Receive Notices and Communications)

                                 June 12, 1992
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            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box. [_]

Check the following box if a fee is being paid with the statement. [_]

(A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13D-7).

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                         Page 2 of 72 Pages
          -----------

1.   NAME OF REPORTING PERSON
     S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
     Pioneer Electronic Corporation
     ---------------------------------------------------------------------------

2.   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*    (a) [_]
                                                          (b) [X]

     ---------------------------------------------------------------------------

3.   SEC USE ONLY

     ---------------------------------------------------------------------------

4.   SOURCE OF FUNDS*
      N/A
     ---------------------------------------------------------------------------

5.   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS                [_]
     IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

     ---------------------------------------------------------------------------

6.   CITIZENSHIP OR PLACE OF ORGANIZATION
      Japan
     ---------------------------------------------------------------------------

NUMBER OF        7.   SOLE VOTING POWER  6,177,102
SHARES                                 -----------------------------------------
BENEFICIALLY     8.   SHARED VOTING POWER   0
OWNED BY                                 ---------------------------------------
EACH             9.   SOLE DISPOSITIVE POWER  6,177,102
REPORTING                                   ------------------------------------
PERSON WITH      10.  SHARED DISPOSITIVE POWER  0
                                               ---------------------------------

11.  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      6,177,102
     ---------------------------------------------------------------------------

12.  CHECK BOX IF THE AGGREGATE AMOUNT IN
     ROW (11) EXCLUDES CERTAIN SHARES*                           [_]

     ---------------------------------------------------------------------------

13.  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
      51.1%
     ---------------------------------------------------------------------------

14.  TYPE OF REPORTING PERSON*
      CO
     ---------------------------------------------------------------------------

------------------------

*  SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                         Page 3 of 72 Pages
          -----------

1.   NAME OF REPORTING PERSON
     S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
     Pioneer North America, Inc.
     ---------------------------------------------------------------------------

2.   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*      (a) [_]
                                                            (b) [X]

     ---------------------------------------------------------------------------

3.   SEC USE ONLY

     ---------------------------------------------------------------------------

4.   SOURCE OF FUNDS*
      N/A
     ---------------------------------------------------------------------------

5.   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
     IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)                 [_]

     ---------------------------------------------------------------------------

6.   CITIZENSHIP OR PLACE OF ORGANIZATION
      Delaware
     ---------------------------------------------------------------------------

NUMBER OF         7.   SOLE VOTING POWER  6,177,102
SHARES                                  ----------------------------------------
BENEFICIALLY      8.   SHARED VOTING POWER  0
OWNED BY                                  --------------------------------------
EACH              9.   SOLE DISPOSITIVE POWER  6,177,102
REPORTING                                    -----------------------------------
PERSON WITH       10.  SHARED DISPOSITIVE POWER  0
                                               ---------------------------------

11.  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
     6,177,102
     ---------------------------------------------------------------------------

12.  CHECK BOX IF THE AGGREGATE AMOUNT IN
     ROW (11) EXCLUDES CERTAIN SHARES*                          [_]

     ---------------------------------------------------------------------------

13.  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
      51.1%
     ---------------------------------------------------------------------------

14.  TYPE OF REPORTING PERSON*
      CO
     ---------------------------------------------------------------------------

---------------------

*  SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                         Page 4 of 72 Pages
          -----------


1.   NAME OF REPORTING PERSON
     S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
     Pioneer LDCA, Inc.
     ---------------------------------------------------------------------------

2.   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*      (a) [_]
                                                            (b) [X]

     ---------------------------------------------------------------------------

3.   SEC USE ONLY

     ---------------------------------------------------------------------------

4.   SOURCE OF FUNDS*
      N/A
     ---------------------------------------------------------------------------

5.   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
     IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)                 [_]

     ---------------------------------------------------------------------------

6.   CITIZENSHIP OR PLACE OF ORGANIZATION
      Delaware
     ---------------------------------------------------------------------------

NUMBER OF          7.   SOLE VOTING POWER  6,177,102
SHARES                                   ---------------------------------------
BENEFICIALLY       8.   SHARED VOTING POWER  0
OWNED BY                                   -------------------------------------
EACH               9.   SOLE DISPOSITIVE POWER  6,177,102
REPORTING                                     ----------------------------------
PERSON WITH        10.  SHARED DISPOSITIVE POWER  0
                                                --------------------------------

11.  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      6,177,102
     ---------------------------------------------------------------------------

12.  CHECK BOX IF THE AGGREGATE AMOUNT IN
     ROW (11) EXCLUDES CERTAIN SHARES*                         [_]

     ---------------------------------------------------------------------------

13.  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
     51.1%
     ---------------------------------------------------------------------------

14.  TYPE OF REPORTING PERSON*
      CO
     ---------------------------------------------------------------------------

--------------------

     *  SEE INSTRUCTIONS BEFORE FILLING OUT!

     This Statement constitutes Amendment No. 2 to the Schedule 13D, dated July 3, 1990, as amended by Amendment No. 1 dated March 24, 1992 ("Amendment No. 1") (collectively the "Schedule 13D"), filed by Pioneer Electronic Corporation, a Japanese corporation ("PEC"), Pioneer North America, Inc., a Delaware corporation ("PNAI") and Pioneer LDCA, Inc., a Delaware corporation ("PLI") with respect to the shares (the "Shares") of the common stock, par value $.01 per share, of LIVE Entertainment Inc., a Delaware corporation (the "Company"). PEC, PNAI and PLI are sometimes collectively referred to herein as the "Reporting Persons." All capitalized terms not otherwise defined herein shall have the meanings given to them in the Schedule 13D.

     1. Item 3 of the Schedule 13D is hereby amended as follows:

     The Reporting Persons purchased 144,000 Shares (the "Purchased Shares") from Carolco for aggregate purchase price of $315,000 pursuant to a Stock Purchase Agreement (as hereinafter defined). The purchase consideration was paid through a reduction of Carolco's obligations to PLI under the Loan Agreement (filed as Exhibit E to Amendment No. 1 and incorporated herein by reference) in the manner set forth in the First Amendment to Loan Agreement (as hereinafter defined). The Purchased Shares were previously reported as subject to Pledge Agreements (filed as Exhibits I and J to Amendment No. 1 and


                              Page 5 of 72 Pages
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     incorporated herein by reference) on behalf of the Reporting Persons.

          As previously reported, the Reporting Persons may be deemed beneficially to own the remaining 6,033,102 Shares owned by Carolco (the "Pledged Shares"), pursuant to the Pledge Agreements which may not satisfy the conditions set forth in Rule 13d-3(d)(3). The Pledge Agreements have been amended, respectively, by a Release and First Amendment to the Stock Pledge Agreement and Release and First Amendment to the Pioneer Stock Pledge Agreement referred to in Items 6(xii) and (xi) (together, the "Releases") to permit the sale of the Purchased Shares to PLI. The 6,033,102 Pledged Shares include the 531,632 Shares previously reported as subject to an exchange right on behalf of PLI.

          2.  Item 4 of the Schedule 13D is amended by adding the following:

          PLI purchased the 144,000 Purchased Shares in order to protect Carolco from a potential cross-default on its public and private debt due to the Company's failure to pay an interest payment due May 15, 1992 on the Company's 14.5% Senior Subordinated Notes due 1999. Such cross-default could have occurred as long as the Company was a majority-owned subsidiary of Carolco. PLI's acquisition of the 144,000 Purchased Shares from Carolco, together with acquisitions by Le Studio Canal + ("Studio Canal") and RCS Video International Services B.V. ("RCS BV"), each of


                              Page 6 of 72 Pages

     108,000 Shares from Carolco, had the effect of reducing Carolco's ownership of the Shares to less than 50% of the outstanding Shares.

          3.  Item 5(a) of the Schedule 13D is hereby amended as follows:

          PEC and PNAI may be deemed beneficially to own indirectly through PLI and PLI owns directly the 144,000 Purchased Shares or 1.2% of the Company's Shares, and may be deemed to own the 6,033,102 Pledged Shares of the Company or 49.9% of the Company's Shares, for an aggregate of 6,177,102 Shares or 51.1% of the Company's Shares.

          4.  Item 5(b) of the Schedule 13D is amended as follows:

          PLI has the power to vote or direct the voting of, or to dispose or direct the disposition of, the 144,000 Purchased Shares.

          Until a default under the Pledge Agreements, PLI has no power to vote or direct the voting of, or to dispose or direct the disposition of, the Pledged Shares. After an occurrence of an event of default under the Pioneer Pledge Agreement (filed as Exhibit J to Amendment No. 1 and incorporated herein by reference), and during the Joint Action Period (as defined in the Standstill Agreement referred to in Item 6 of Amendment No. 1 and incorporated herein by reference), PLI has agreed not to dispose or direct the disposition of the 3,755,792 Pledged Shares thereunder without the unanimous consent of RCS BV and Studio


                              Page 7 of 72 Pages

     Canal. After the expiration of such Joint Action Period, PLI would be deemed to have the sole power to vote or to direct the voting of and the sole power to dispose of or to direct the disposition of such 3,755,792 Pledged Shares. After an occurrence of an event of default under the Stock Pledge Agreement (filed as Exhibit I to Amendment No. 1 and incorporated herein by reference) and during the Joint Action Period (as defined in the Intercreditor Agreement referred to in Item 6 of Amendment No. 1 and incorporated herein by reference), PLI has agreed not to dispose of or direct the disposition of the 2,277,310 Pledged Shares thereunder without the unanimous consent of RCS BV and Studio Canal. After the expiration of such Joint Action Period, PLI has agreed not to dispose of or direct the disposition of the 2,277,310 Pledged Shares without the consent of either RCS BV or Studio Canal. PLI has no direct or indirect agreements with any other party as to voting or directing the vote of any of the Pledged Shares.

          5.  Item 5(c) of the Schedule 13D is hereby added as follows:

          Pursuant to the Pledge Agreements as amended by the Releases, at the close of the sale of the 144,000 Purchased Shares and the 216,000 Shares to RCS BV and Studio Canal on June 12, 1992 at a purchase price of $2.1875 per share, the Reporting Persons deemed beneficial ownership of the 6,393,102 Pledged Shares was reduced to 6,033,102 Pledged Shares which resulted in


                              Page 8 of 72 Pages
     the security interest of PLI under the Pioneer Stock Pledge Agreement being reduced from 3,899,792 Pledged Shares to 3,755,792 Pledged Shares and the security interest of PLI under the Stock Pledge Agreement being reduced from 2,493,310 Pledged Shares to 2,277,310 Pledged Shares.

          7.  Item 6 of the Schedule 13D is amended by adding the following:

          (x) PLI entered into a Stock Purchase Agreement dated as of June 12, 1990 (the "Stock Purchase Agreement") with Carolco, pursuant to which PLI purchased the 144,000 Purchased Shares owned by Carolco. A copy of the Stock Purchase Agreement is attached hereto as Exhibit N and incorporated herein by reference.

          (xi) PLI entered into a Release and First Amendment to the Pioneer Stock Pledge Agreement dated as of June 12, 1992 (the "Release and First Amendment to the Pioneer Stock Pledge Agreement") with Carolco, Studio Canal, RCS BV and RCS Video Services Antilles N.V. ("RCS NV"), pursuant to which the parties agreed to release certain of the Pledged Shares to permit PLI to purchase the 144,000 Purchased Shares in accordance with the Stock Purchase Agreement. A copy of the Release and First Amendment to the Pioneer Stock Pledge Agreement is attached hereto as Exhibit 0 and incorporated herein by reference.

          (xii) PLI entered into a Release and First Amendment to the Stock Pledge Agreement dated as of June 12, 1992 (the


                              Page 9 of 72 Pages

     "Release and First Amendment to the Stock Pledge Agreement") with Carolco, Studio Canal, RCS BV and RCS NV, pursuant to which the parties agreed to release certain of the Pledged Shares in order to permit Studio Canal and RCS BV to each purchase the 108,000 Shares in accordance with the certain Stock Purchase Agreements entered into between Carolco and each of Studio Canal and RCS BV. A copy of the Release and First Amendment to the Stock Pledge Agreement is attached hereto as Exhibit P and incorporated herein by reference.

          (xiii) PLI entered into a First Amendment and Waiver to Loan
     Agreement dated as of June 12, 1992 (the "First Amendment and Waiver to Loan Agreement") with Carolco, Studio Canal and RCS BV, pursuant to which, among other things, PLI, RCS BV and Studio Canal as lenders allowed Carolco to prepay the amounts owed by Carolco to each of them under the Loan Agreement in an amount equal to, in the case of PLI, the purchase price of the 144,000 Purchased Shares and, in the case of Studio Canal and RCS BV, the purchase price of 108,000 shares, respectively. A copy of the First Amendment and Waiver to Loan Agreement is attached hereto as Exhibit Q and incorporated herein by reference.

          (xiv) PLI entered into a First Amendment to Vista Puts Contingency Loan Agreement dated as of June 12, 1992 (the "First Amendment to Vista Puts Contingency Loan Agreement") with Carolco, Studio Canal and RCS BV, pursuant to which, among other things, Studio Canal, RCS BV and PLI as lenders agreed to consent


                              Page 10 of 72 Pages
     to the sale of the 144,000 Purchased Shares to PLI and the 108,000 Shares to each of Studio Canal and RCS BV. A copy of the First Amendment to Vista Puts Contingency Loan Agreement is attached hereto as Exhibit R and incorporated herein by reference.

          (xv) PLI entered into a First Amendment to Foreign Rights Loan Agreement dated as of June 12, 1992 (the "First Amendment to Foreign Rights Loan Agreement") with Carolco, pursuant to which PLI as lender thereunder consented to, among other things, the sale of the 144,000 Purchased Shares. A copy of the First Amendment to Foreign Rights Loan Agreement is attached hereto as Exhibit S and incorporated herein by reference.

          (xvi) PLI, as lender, entered into a First Allonge to Secured Promissory Note ("First Allonge to Secured Promissory Note") with Carolco, as borrower, pursuant to which, the Secured Promissory Note was amended to reflect the $315,000 prepayment of the loan. A copy of the First Allonge to Secured Promissory Note is attached hereto as Exhibit T and incorporated herein by reference.

          8.  Item 7 is amended by adding the following information:

              Exhibit N -  Stock Purchase Agreement dated as of June 12, 1992.

              Exhibit O -  Release and First Amendment to the Pioneer Stock
                           Pledge Agreement dated as of June 12, 1992.

              Exhibit P -  Release and First Amendment to the Stock Pledge
                           Agreement dated as of June 12, 1992.



                              Page 11 of 72 Pages

               Exhibit Q -  First Amendment and Waiver to Loan Agreement dated as of June 12, 1992.

               Exhibit R -  First Amendment to Vista Puts Contingency Loan
                            Agreement dated as of June 12, 1992.

               Exhibit S -  First Amendment to Foreign Rights Loan Agreement
                            dated as of June 12, 1992.

               Exhibit T -  First Allonge to Secured Promissory Note.


                              Page 12 of 72 Pages

                                   SIGNATURE
                                   ---------

     After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

     Dated:  June 24, 1992


                                      PIONEER ELECTRONIC CORPORATION


                                      By:/s/ Ronald N. Stone
                                      ----------------------------------
                                      Name:   Ronald N. Stone
                                      Title:  Attorney-in-Fact


                                      PIONEER NORTH AMERICA, INC.


                                      By:/s/ Ronald N. Stone
                                      ----------------------------------
                                      Name:   Ronald N. Stone
                                      Title:  Attorney-in-Fact


                                      PIONEER LDCA, INC.


                                      By:/s/ Ronald N. Stone
                                      ----------------------------------
                                      Name:   Ronald N. Stone
                                      Title:  Attorney-in-Fact


                              Page 13 of 72 Pages